EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this 17th day of November, 1997, by and among MARGO NURSERY FARMS, INC., a Florida corporation ("Margo Farms"), and MARGO TRANSITION CORP., a Puerto Rico corporation ("Transition" or the "Surviving Corporation"). Margo Farms and Transition are hereinafter collectively referred to as the "Constituent Corporations".

                                   WITNESSETH:

         WHEREAS, Margo Farms is a Florida corporation with its principal place of business in the Commonwealth of Puerto Rico;

         WHEREAS, Transition is a wholly-owned subsidiary of Margo
Farms;

         WHEREAS, Transition was created to accomplish the reincorporation of Margo Farms as a Puerto Rico corporation pursuant to the merger of the Constituent Corporations;

         WHEREAS, the Constituent Corporations recognize that the reincorporation of Margo Farms as a Puerto Rico corporation will generally provide for greater administrative and operational flexibility and more efficient tax planning;

         WHEREAS, the Constituent Corporations recognize that the reincorporation may be effected through a merger in accordance with Section
607.1104 of the Florida Business Corporation Act (the "FBCA") and Article 10.02 of the Puerto Rico General Corporation Law of 1995 (the "PRGCL") with Transition as the surviving corporation, but with said corporation changing its name to Margo Nursery Farms, Inc. and conducting the business presently conducted by Margo Farms.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. MERGER. Margo Farms shall merge with and into Transition in accordance with the terms and conditions of this Agreement and the provisions of Sections 607.1104 and 607.1105 of the FBCA and Article 10.02 of PRGCC (the "Merger"). Transition shall be the surviving corporation and shall continue its corporate existence under its current articles of incorporation filed under the Puerto Rico General Corporation Law of 1995. Upon the Effective Date (as hereinafter defined), the separate existence of Margo Farms shall cease.

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         2. EFFECTIVE DATE. The Merger shall become effective at 11:59 p.m. on
December 31, 1997 (the "Effective Date").

         3. CHANGE OF NAME. The Surviving Corporation shall change its name to Margo Nursery Farms, Inc.

         4.  EFFECT OF MERGER. Upon the Effective Date:

         (a) Margo Farms and Transition shall become a single corporation and the separate corporate existence of Margo Farms shall cease;

         (b) The Surviving Corporation shall succeed to and possess all of the rights, privileges, powers and immunities of Margo Farms which, together with all of the assets, properties, business, patents, trademarks, and goodwill of Margo Farms, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed and the title to any real property or other property vested by deed or otherwise in Margo Farms shall not revert or in any way be impaired by reason of the Merger;

         (c) all rights of creditors and all liens upon any property of the Constituent Corporations shall be unimpaired; The Surviving Corporation shall be subject to all of the contractual restrictions, disabilities and duties of the Constituent Corporations; and all debts, liabilities and obligations of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and obligations had been incurred or contracted by it, provided, however, that nothing herein is intended to or shall extend or enlarge any obligation or the lien of any indenture, agreement or other instrument executed or assumed by the Constituent Corporations; and

         (d) without limitation of the foregoing provisions of this Section 4, all corporate acts, plans, policies, contracts, approvals and authorizations of the Constituent Corporations, their shareholders, Boards of Directors, committees elected or appointed by the Boards of Directors, officers and agents, which were valid and effective and which did not have terms expressly requiring termination by virtue of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation as they were with respect to the Constituent Corporations.

         5. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Date, the Certificate of Incorporation and By-laws of Transition as in effect immediately prior to the Effective Date shall be the

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Certificate of Incorporation and By-laws of the Surviving Corporation. The
Certificate of Incorporation of the Surviving Corporation is attached hereto as Annex A.

         6. DIRECTORS AND OFFICERS. At the Effective Date, the directors and officers of Margo Farms immediately prior to the Effective Date, shall be the directors and offices of the Surviving Corporation until their respective successors shall have been duly elected or appointed.

         7. CONVERSION OF SHARES AND STOCK OPTIONS. At the Effective Date, each of the following transactions shall be deemed to occur simultaneously:

         (a) Each share of common stock of Margo Farms, $.001 par value ("Margo Farms Common Stock"), authorized and issued immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock, $.001 par value, of the Surviving Corporation ("Transition Common Stock");

         (b) Each share of Transition Common Stock issued and outstanding immediately prior to the Effective Date, all of which are owned by Margo Farms, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled.

         (c) Upon the Effective Date, each option or other right to acquire Margo Farms Common Stock which is issued and outstanding immediately prior to the Effective Date, shall be converted, without any action on the part of the holder thereof, into the right to acquire an equivalent number of the shares of Transition Common Stock, on the same terms and conditions under which such holder could have acquired the shares of Margo Farms Common Stock.

         8. EXCHANGE OF SECURITIES.

         (a) After the Effective Date, each certificate theretofore representing authorized and issued shares of Margo Farms Common Stock shall represent the same number of shares of Common Stock of the Surviving Corporation.

         (b) At any time on or after the Effective Date, each holder of certificates theretofore evidencing ownership of shares of Margo Farms Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Transition Common Stock into which such Margo Farms

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         Common Stock shall have been converted in the Merger. If any certificate representing shares of Transition Common Stock is to be issued in a name other than that in which the certificate so surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Transition Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

         (c) On the Effective Date, the stock transfer books of Margo Farms shall be deemed closed and no transfer of shares of Margo Farms Common Stock then outstanding shall thereafter be made or consummated.

         9. ASSUMPTION OF STOCK OPTION PLAN AND STOCK OPTION AGREEMENTS. On the Effective Date, Transition shall: (a) assume all of the rights and obligations of Margo Farms under the 1988 Stock Benefits Plan (the "1988 Plan") of Margo Farms, including, but not limited to, the Employee Stock Option Plan and Employee Stock Benefits Plan adopted pursuant to the 1988 Plan; (b) assume all of the rights and obligations of Margo Farms under any outstanding stock option agreements; and (c) reserve a sufficient number of shares of Transition Common Stock to fulfill its obligations under the 1988 Plan and any outstanding stock options.

         10. ARTICLES OF MERGER. Upon the execution of this Agreement, the parties shall promptly execute the appropriate Articles of Merger and Certificates of Merger as required by the FBCA and the PRGCL attached and file the same with the Secretaries of State of the State of Florida and the Commonwealth of Puerto Rico.

         11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger, and supersedes all prior agreements, written or oral, with respect thereto.

         12. FURTHER ACTIONS. All necessary action shall be taken to transfer information, contracts, assets, or any other property so that this Agreement be effected pursuant to the provisions included herein.

         13. AUTHORIZATION. The appropriate officers of the Constituent Corporations are authorized for and on behalf of and in the name of the Constituent Corporations to take or cause to be

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taken all such actions and to execute or cause to be executed such certificates and other documents as may be deemed necessary by them or desirable in order to effectuate this Agreement and to change the name of Transition to Margo Nursery Farms, Inc.

         14. BENEFITS. This Agreement shall be binding upon and inure to benefit the parties, their personal representatives, estates, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MARGO NURSERY FARMS, INC.                          MARGO TRANSITION CORP.

By: /s/ Michael J. Spector                         By: /s/ Michael J. Spector
   ------------------------                           ----------------------
      Michael J. Spector                                    Michael J. Spector
     Chairman of the Board,                                     President
     Chief Executive Officer
        and President

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                                                                       ANNEX A

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MARGO TRANSITION CORP.


         The undersigned, for the purpose of organizing a corporation under the General Corporation Law of 1995 of the Commonwealth of Puerto Rico (the "General Corporation Law") does execute this Certificate of Incorporation and does hereby certify as follows:


         FIRST: NAME OF CORPORATION. The name of this Corporation is Margo Transition Corp. (hereinafter referred to as the "Corporation").





         SECOND: DURATION. This Corporation shall have perpetual existence.


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         THIRD: PURPOSE. The Corporation is organized for the purpose of transacting any and all lawful business and engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: CAPITAL STOCK:

         (a) The Corporation is authorized to issue 10,000,000 shares of one cent ($0.01) par value common stock, which shall be designated "Common Stock." Except as provided in this article or otherwise by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.

         (b) The Corporation is authorized to issue 250,000 additional shares of one cent ($.01) par value series preferred stock, which shall be designated "Preferred Stock." The Board of Directors is authorized to amend this Certificate of Incorporation from time to time to divide the Preferred Stock into series and to determine the number of shares of each such series and the relative rights, preferences and limitations of the shares of each such series. Whenever the Board of Directors acts under the preceding sentence, it shall adopt a resolution setting forth its actions and stating the designations and number of shares, and the relative rights, preference and limitations of the shares of each series thereby created

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or with respect to which it has made a determination or change, which rights, preference and limitations may differ with respect to the various series, and shall execute and file in the office of the Secretary of State a Certificate of Designation to the Certificate of Incorporation, as provided by law, with respect to such actions. Without limiting the foregoing, the Board of Directors is expressly authorized to so fix and determine, with respect to each series:

                  1. The number of shares which shall constitute that series and the name or designation of the series;

                  2. The rate and times at which dividends on that series shall be paid, and whether and the extent to which such dividends shall be cumulative or non-cumulative;

                  3. The right or rights, if any, of the holders of shares of that series to receive dividends payable on a parity with or in preference to the dividends payable on shares of any other class or series;

                  4. The preferential rights of the holders of shares of that series upon the liquidation of, or upon any distribution of the assets of, the Corporation;

                  5. The terms, if any, upon which the holders of the shares of that series may convert such shares into shares of any class or classes or of any series;
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                  6. The terms and conditions, if any, on which shares of that series may be redeemed, including the redemption price or prices and the period or periods of such redemption;

                  7. The terms or amount of any sinking fund or purchase fund for the purchase or redemption of shares of that series;

                  8.       Voting rights, if any, of the shares of that series;
and

                  9. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico.

         FIFTH: REGISTERED OFFICE AND RESIDENT AGENT. The physical and mailing address of its designated office in the Commonwealth of Puerto Rico is: Road 690, Kilometer 5.8, Vega Alta, Puerto Rico, 00762. The resident agent at said office is Michael J. Spector.


         SIXTH: INCORPORATOR. The name and address of the sole incorporator, who will exercise no further authority following the filing of this Certificate of Incorporation in the Department of State of the Commonwealth of Puerto Rico, is as follows:

                                 Amneriz Veloso
                                   Suite 1901
                                 Popular Center
                             209 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918
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         SEVENTH: BOARD OF DIRECTORS. The Corporation shall have five (5)
directors. The number of directors may be increased or diminished from time to time by the by-laws but shall never be less than one (1). The names and addresses of the initial directors who shall act until their successors are duly elected and qualified are set forth below:

                               Michael J. Spector
                            Road 690, Kilometer 5.8
                          Vega Alta, Puerto Rico 00762

                                 Frederick Moss
                          37 Riverside Drive, Apt. 14A
                            New York, New York 10023

                                Michael A. Rubin
                               7777 SW 114th St.
                                 Miami, Florida

                              Margaret D. Spector
                            Road 690, Kilometer 5.8,
                          Vega Alta, Puerto Rico 0762

                               Blas R. Ferrauioli
                        Banco Popular Center, Suite 1822
                            209 Munoz Rivera Avenue
                          San Juan, Puerto Rico 00918


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         EIGHT: BY-LAWS. The By-Laws of this Corporation may be adopted, altered, amended or repealed by either the stockholders or directors.

         NINTH: LIABILITY OF DIRECTORS. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such amendment, modification or repeal.

         TENTH: INDEMNIFICATION. The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

         ELEVENTH: AMENDMENT. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, in accordance with the provisions of the General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 10th day of November, 1997.


                                        By:/s/ AMNERIZ E. VELOSO
                                           ------------------------
                                           AMNERIZ E. VELOSO